UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2024

Perspective Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33407	41-1458152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Elliott Avenue, Suite 320
Seattle, Washington		98121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 676-0900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CATX	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 18, 2024, Perspective Therapeutics, Inc. (the “Company”) entered into a Master Equipment and Services Agreement (the “Agreement”) and statements of work (the “Statements of Work”) thereunder with Comecer SpA (“Comecer”), pursuant to which the Company agreed to purchase from Comecer manufacturing equipment for the production of the Company’s radiopharmaceutical products including, but not limited to, isotope processing hot cells and production suites and related equipment (collectively, the “Deliverables”) and services for installation and validation of the Deliverables at several of the Company’s production facilities in the United States. The aggregate consideration for such equipment and services pursuant to the Agreement and the Statements of Work is approximately €49 million payable in cash, excluding certain incidental costs such as taxes, customs and duties, local transport, insurance and rigging. The Company may also elect to purchase certain additional equipment and services pursuant to the Statements of the Work. The Agreement provides for the payment of certain amounts in installments over the course of the production, installation and validation of the Deliverables.

The Agreement contains representations and warranties of the parties that are customary for a transaction of this nature. In the event that Comecer terminates the Agreement and/or a Statement of Work due to the Company’s insolvency, bankruptcy or uncured material breach, (i) Comecer shall have the right to take possession of all Deliverables and related materials and components (except such Deliverables, materials and components which have already been delivered to and paid for in full by the Company), (ii) Comecer will be under no obligation to finish the Deliverables or provide any warranty or any further work, support or information to the Company in relation to the Deliverables or otherwise, and (iii) the Company shall be obligated to pay Comecer (A) for all completed work, (B) for all expenses incurred by Comecer in connection with the termination, (C) an amount to compensate Comecer for liability incurred in connection with any non-cancellable commitments made to third parties prior to the termination, and (D) a reasonable amount for overhead and profit on the costs itemized in (B) and (C). In the event that the Company terminates the Agreement and/or a Statement of Work due to Comecer’s bankruptcy, insolvency and/or uncured material breach, the Company shall immediately take possession of all Deliverables and, if such termination is due to Comecer’s material breach, the Company shall also be entitled to a refund of all amounts paid to Comecer under the applicable Statement of Work less an amount for actual work performed and Deliverables provided through the date of termination.

The descriptions of the Agreement and the Statements of Work in this Current Report on Form 8-K are summaries of, and are qualified in their entirety by, the complete text of the Agreement and the form of Statement of Work, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01 in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1+#	Master Equipment and Services Agreement, dated as of September 18, 2024, by and between Perspective Therapeutics, Inc. and Comecer SpA.
10.2+#	Form of Statement of Work Pursuant to Master Equipment and Services Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+ Certain portions of this exhibit (indicated by asterisks) have been omitted pursuant to Instruction 6 to Item 1.01 of Form 8-K.

# Certain schedules or similar attachments to this exhibit have been omitted pursuant to Instruction 4 to Item 1.01 of Form 8-K. The Company will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request. The Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERSPECTIVE THERAPEUTICS, INC.

Date:	September 20, 2024	By:	/s/ Johan (Thijs) Spoor
Johan (Thijs) Spoor Chief Executive Officer